UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2021, Diodes Hong Kong Limited (the “Borrower”), a company incorporated under the laws of Hong Kong and a subsidiary of Diodes Incorporated (“Diodes Incorporated”), entered into a Facility Agreement (the “Facility Agreement”) with The Hongkong and Shanghai Banking Corporation Limited, as Arranger (the “Arranger”), the financial institutions listed in Schedule  1 thereto, The Hongkong and Shanghai Banking Corporation Limited, as Agent, and The Hongkong and Shanghai Banking Corporation Limited, as Security Agent (the “Security Agent”).  In addition, on January 22, 2021, the Borrower entered into a Hong Kong Debenture (the “Debenture”) with the Security Agent.  In connection with the Facility Agreement and the Debenture, Diodes Incorporated executed a letter of awareness for the benefit of the Hongkong and Shanghai Banking Corporation Limited (the “Letter of Awareness”).  Certain capitalized terms used in the following description of the Facility Agreement have the meanings given to them in the Facility Agreement. Certain capitalized terms used in the following description of the Debenture have the meanings given to them in the Debenture.

The following summary does not purport to be a complete summary of the Facility Agreement and is qualified in its entirety by reference to the Facility Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Pursuant to the Facility Agreement, the Lenders agreed to make available to the Borrower a US Dollar revolving loan facility in an aggregate amount equal to $100,000,000.  The interest rate on Loans made under the Facility will be the sum of the Margin and LIBOR.  The Margin is equal to 1.25%, in the event the Consolidated Leverage Ratio is less than 1.50:1.  The Margin increases, on a sliding scale, as the Consolidated Leverage Ratio increases up to a maximum of 2.25% if the Consolidated Leverage Ratio is greater than 3.00:1.  The Non-utilisation Fee payable on the undrawn and uncancelled amount of each Lender’s Commitment under the Facility is also dependent upon the Consolidated Leverage Ratio.  The Non-utilisation Fee is 0.15% if the Consolidated Leverage Ratio is less than 1.50:1.  The Non-utilisation Fee increases, on a sliding scale, as the Consolidated Leverage Ratio increases up to a maximum of 0.35% if the Consolidated Leverage Ratio is greater than or equal to 3.00:1.

The Facility matures on January 22, 2023 (the “Final Repayment Date”).  The Availability Period extends from January 22, 2021 through December 22, 2022.  Unutilized Commitments will be cancelled at 5 p.m. on the last day of the Availability Period.  The Borrower will be able to borrow funds under the Facility on a revolving basis during the Availability Period, however, all borrowed amounts must be repaid on or prior to the Final Repayment Date unless the Facility is extended or refinanced.  Neither Diodes Incorporated nor the Borrower can provide any assurances regarding whether the Facility will be extended or refinanced or the terms of any such hypothetical future extension or refinancing.  The Borrower plans to use a portion of the proceeds available under the Facility (i) to refinance certain existing indebtedness of the Borrower and (ii) to finance its working capital requirements and its general corporate purposes.

The Facility Agreement contains certain financial and non-financial covenants, including, but not limited to, a maximum Leverage Ratio, a minimum Tangible Net Worth, a minimum Interest Cover Ratio, and restrictions on payments of dividends (solely if at the time of, or as a result of, such declaration or payment, an Event of Default is continuing or would occur).  The Facility Agreement is governed by the laws of Hong Kong.

The following summary does not purport to be a complete summary of the Debenture and is qualified in its entirety by reference to the Debenture, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Pursuant to the Debenture, the Borrower granted to the Security Agent, on behalf of itself and the other Secured Parties, a security interest over all present and future Security Assets of the Borrower.  The security interest is continuing security for the payment, discharge and performance of all of the Secured Liabilities, which includes the Borrower’s payment obligations under the Facility Agreement.  The Debenture is governed by the laws of Hong Kong.

The following summary does not purport to be a complete summary of the Letter of Awareness and is qualified in its entirety by reference to the Letter of Awareness, a copy of which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Pursuant to the Letter of Awareness, Diodes Incorporated agreed, among other things, to notify the Arranger in the event of any decision being taken to dispose of the whole or any part of Diodes Incorporated’s shareholding in the Borrower.  The Letter of Awareness is interpreted according to Hong Kong law.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 hereby is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The Facility Agreement contains a covenant that, among other things, restricts the Borrower’s ability to, among other things, pay dividends with respect to its capital stock (solely if at the time of, or as a result of, such declaration or payment, an Event of Default is continuing or would occur). The disclosure set forth above in Item 1.01 hereby is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Facility Agreement, dated January 22, 2021, by and among Diodes Hong Kong Limited, The Hongkong and Shanghai Banking Corporation Limited, as Arranger, the financial institutions listed in Schedule 1 thereto, The Hongkong and Shanghai Banking Corporation Limited, as Agent, and The Hongkong and Shanghai Banking Corporation Limited, as Security Agent. Portions of this Exhibit have been omitted.

10.2	Hong Kong Debenture, dated January 22, 2021, by and between Diodes Hong Kong Limited and The Hongkong and Shanghai Banking Corporation Limited, as Security Agent.
10.3	Letter, dated January 22, 2021, from Diodes Incorporated to The Hongkong and Shanghai Banking Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2021	DIODES INCORPORATED

	By	/s/ Brett R. Whitmire
Brett R. Whitmire
Chief Financial Officer